Exhibit 99.1

News Release

Ashland reports preliminary financial results for first quarter of fiscal 2019 at upper end of previous guidance; Reaffirms fiscal 2019 financial outlook

•	Specialty Ingredients delivered strong results in the quarter consistent with our expectations and increasing our confidence in achieving our outlook for the full year
•	Company captures targeted $50 million in annualized run-rate[1] savings by end of December quarter as part of the cost reduction program

COVINGTON, KENTUCKY, February 5, 2019 – Ashland Global Holdings Inc. (NYSE: ASH), a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, today announced preliminary2 financial results for the first quarter of fiscal 2019:

•	Sales declined 1 percent year-over-year to $576 million, including a 2 percentage point (ppt) impact from unfavorable currency;
•	Reported net loss was $48 million, or $0.76 per diluted share, compared to a loss of $4 million, or $0.07 per diluted share, last year;
•	Reported loss from continuing operations was $71 million, or $1.14 per diluted share, compared to a loss from continuing operations of $32 million, or $0.51 per diluted share, a year ago;
•	Adjusted income from continuing operations was $9 million, or $0.14 per diluted share, compared to $2 million, or $0.03 per diluted share, last year; and
•	Adjusted EBITDA was $100 million, up from $93 million in the year-ago period.

“The Ashland team laid a solid foundation for fiscal 2019 as we delivered strong adjusted earnings growth and continued our progress toward becoming a premier specialty chemicals company,” said William A. Wulfsohn, Ashland chairman and chief executive officer.

“Our Specialty Ingredients team produced another quarter of strong adjusted earnings growth and margin expansion coupled with organic top-line growth,” added Wulfsohn. “Sales rose 1 percent driven by continued pricing discipline and differentiated product mix, partially offset by unfavorable foreign currency. In fact, the pricing actions taken by our commercial teams yielded favorable price versus raw material cost during the quarter. In addition, the cost reduction program that we announced last summer is contributing to margin expansion. Within Specialty Ingredients, SG&A expenses declined by $7 million, or $8 million on an adjusted basis, compared to prior year. Combined, these efforts led to a 7 percent increase in Adjusted EBITDA, to $112 million, despite a $2 million negative impact from unfavorable foreign currency.”

Update on Cost Reduction Program

In early May 2018, Ashland announced a program to accelerate EBITDA margin growth by creating a leaner, more cost competitive company with improved operating efficiency, faster decision making and a stronger customer focus. Under this program, Ashland intends to eliminate a total of $120 million of existing allocated costs, direct expenses within Specialty Ingredients SG&A, and facility-related costs as follows:

•	Approximately $70 million of costs allocated to the Composites business and to the Marl butanediol (BDO) facility are expected to be offset or eliminated through transfers and reductions.
•

Approximately $50 million of costs are expected to be eliminated to drive improved profitability in Specialty Ingredients and accelerate achievement of its adjusted EBITDA margin target of 25-27 percent.

“Our teams have made excellent progress in designing changes leading to a more competitive organization and are executing on the cost reduction program, as we met our expectation for capturing $50 million in annualized run-rate savings by the end of December,” Wulfsohn said. “We remain fully on track to achieve the $120 million in total run-rate savings by the end of calendar 2019.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 5, free cash flow and adjusted operating income are reconciled in Table 7, and adjusted income from continuing operations and adjusted diluted earnings per share are reconciled in Table 8 of this news release. (For a more detailed review of the segment results, please refer to the Investor Relations section of ashland.com to review the slides filed with the Securities and Exchange Commission in conjunction with this earnings release.) These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments on page 4 and 5 of this news release.

Specialty Ingredients

•	Sales increased 1 percent, to $553 million, driven by pricing above raw-material cost and improved product mix. Unfavorable foreign currency reduced sales by 1 percentage point in the period.
•	Pharma continued its double-digit growth, up 14 percent excluding the impact of currency, driven by continued contribution from new excipient capacity plus new innovations and product introductions.
•

In Personal Care, total sales declined 3 percent excluding the impact of foreign currency. Strong growth in our biofunctional ingredients business was more than offset by the previously-discussed Colgate-Gantrez product reformulation. Excluding the impact of Colgate-Gantrez and currency, Personal Care sales increased by 1 percent.

•

Excluding the impact of foreign currency, Adhesives climbed 4 percent, Construction/Energy/Performance Specialties gained 1 percent, Pharmachem rose 2 percent and Coatings results were flat compared to prior year.

•

The team maintained excellent cost discipline while driving sales growth. SG&A declined $7 million and adjusted SG&A declined $8 million, or 150 basis points as a percentage of sales, compared to the prior year.

•	Operating income totaled $26 million for the current quarter compared to $42 million in the prior-year quarter.
•	Adjusted EBITDA totaled $112 million for the current quarter compared to $105 million in the prior-year quarter, despite a $2 million negative impact from unfavorable foreign currency.

Intermediates & Solvents

•	Reflects the results of the Lima facility only; Marl now reported through discontinued operations.
•	Gross profit and Adjusted EBITDA declined primarily due to the $3 million impact from the planned outage at Lima.
•	Improved mix expected to lead to full-year results consistent with expectations.

Balance Sheet and Cash Flow

•	Total debt was $2.5 billion.
•	Net debt was $2.4 billion.
•	During the quarter, cash used by operating activities from continuing operations totaled $9 million compared to $31 million in the prior-year period.
•

Free cash flow was ($42) million compared to ($52) million in the prior-year quarter. These figures include $19 million in restructuring payments in the first quarter of fiscal 2019, and $23 million in the year-ago period.

Outlook

Although Ashland provides forward-looking guidance for adjusted EBITDA, free cash flow and adjusted diluted earnings per share, Ashland is not reaffirming or providing forward-looking guidance for U.S. GAAP-reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure. Such reconciliations have not been included because Ashland is unable, without unreasonable efforts, to estimate and quantify the most directly comparable U.S. GAAP components, largely because predicting future operating results is subject to many factors not in Ashland’s control and not readily predictable and that are not part of Ashland’s routine operating activities, including various domestic and international economic, political, legislative, regulatory and legal factors.

The company reaffirmed its financial outlook for fiscal 2019 as shown in the table below.

	Prior Outlook	Updated Outlook
Adjusted EBITDA
-Specialty Ingredients	$610 - $635 million	Reaffirmed
-Intermediates & Solvents	$20 - $30 million	Reaffirmed
-Unallocated and other	($50 - $60 million)	Reaffirmed

Key Operating Metrics
-Adjusted diluted earnings per share (EPS)	$3.10 - $3.40	Reaffirmed
-Free cash flow	~$175 million*	Reaffirmed

Corporate Items
-Depreciation & amortization	~$260 million	Reaffirmed
-Interest expense	$85 - $95 million	Reaffirmed
-Effective tax rate	10 - 12%	14 - 16%
-Capital expenditures	~$160 million	Reaffirmed
-Diluted share count	~64 million	Reaffirmed

* Includes estimated $40 million in restructuring payments

For the second quarter of fiscal 2019, Ashland expects adjusted earnings from continuing operations in the range of $0.80-$0.90 per diluted share. This outlook assumes an effective tax rate of 15 percent.

"In summary, our reaffirmed outlook for fiscal 2019 reflects continued progress toward the long-term financial targets shared at our Investor Day in 2017. This includes mid-single-digit growth in Specialty Ingredients’ adjusted EBITDA plus $20 million of savings from the ongoing cost reduction program. Together, the actions we have taken to improve our business are driving strong earnings and margin growth while also positioning Ashland to fulfill our vision of becoming the premier specialty chemicals company," Wulfsohn said.

For additional information on Ashland’s first-quarter financial results, please see the slide presentation accompanying this news release.

Conference Call Webcast

Ashland will host a live webcast of its first-quarter conference call with securities analysts at 9 a.m. EST Wednesday, February 6, 2019. The webcast will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 8 and page 13 of the slide presentation accompanying this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 8 and page 13 of the slide presentation accompanying this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 6,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, the statements under “Update  on Cost Reduction Program,” “Reportable Segment Performance,” “Outlook,” Ashland’s assessment on its progress towards becoming a premier specialty chemicals company and its expectations regarding its ability to drive sales and earnings growth, realize further cost reductions and complete the anticipated divestiture of its Composites business and Marl BDO facility.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the expected divestiture of its Composites segment and the Marl BDO facility, and related merchant I&S products (including, in each case, the possibility that a transaction may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction), the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Run-rate savings are cost savings that have been achieved and will be realized in future periods

2Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:Media Relations:

Seth A. MrozekJoy Brock

+1 (859) 815-3527+1 (859) 815-3793

samrozek@ashland.com jlbrock@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended
	December 31
	2018	2017

Sales	$576	$581
Cost of sales	424	402
GROSS PROFIT	152	179
Selling, general and administrative expense	143	154
Research and development expense	17	19
Equity and other income (loss)	1	(1)
OPERATING INCOME (LOSS)	(7)	5
Net interest and other financing expense	55	26
Other net periodic benefit income	18	-
Net loss on divestitures	3	1
LOSS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(47)	(22)
Income tax expense	24	10
LOSS FROM CONTINUING OPERATIONS	(71)	(32)
Income from discontinued operations (net of taxes)	23	28
NET LOSS	$(48)	$(4)

DILUTED EARNINGS PER SHARE
Loss from continuing operations	$(1.14)	$(0.51)
Income from discontinued operations	0.38	0.44
Net loss	$(0.76)	$(0.07)

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	63	62

SALES
Specialty Ingredients	$553	$550
Intermediates and Solvents	23	31
	$576	$581

OPERATING INCOME (LOSS)
Specialty Ingredients	$26	$42
Intermediates and Solvents	-	3
Unallocated and other	(33)	(40)
	$(7)	$5
(a)

As a result of the loss from continuing operations, the effect of the share-based awards convertible to common shares would be anti-dilutive.  In accordance with U.S. GAAP, they have been excluded from the diluted earnings per share calculation for the applicable periods.

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	December 31	September 30
	2018	2018
ASSETS
Current assets
Cash and cash equivalents	$149	$294
Accounts receivable	448	522
Inventories	619	596
Other assets	62	60
Held for sale	713	240
Total current assets	1,991	1,712

Noncurrent assets
Property, plant and equipment
Cost	3,195	3,187
Accumulated depreciation	1,574	1,532
Net property, plant and equipment	1,621	1,655

Goodwill	2,289	2,304
Intangibles	1,159	1,185
Restricted investments	279	312
Asbestos insurance receivable	178	179
Deferred income taxes	28	28
Other assets	398	416
Held for sale	-	468
Total noncurrent assets	5,952	6,547

Total assets	$7,943	$8,259

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$229	$254
Trade and other payables	277	331
Accrued expenses and other liabilities	257	328
Held for sale	143	163
Total current liabilities	906	1,076

Noncurrent liabilities
Long-term debt	2,275	2,275
Asbestos litigation reserve	594	612
Deferred income taxes	285	286
Employee benefit obligations	145	156
Other liabilities	433	422
Held for sale	-	26
Total noncurrent liabilities	3,732	3,777

Stockholders' equity	3,305	3,406

Total liabilities and stockholders' equity	$7,943	$8,259

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended
	December 31
	2018	2017
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net loss	$(48)	$(4)
Income from discontinued operations (net of taxes)	(23)	(28)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	81	70
Original issue discount and debt issuance cost amortization	2	2
Deferred income taxes	3	8
Stock based compensation expense	7	7
Loss (income) from restricted investments	28	(3)
Excess tax benefit on stock based compensation	1	1
Net loss on divestitures	3	1
Pension contributions	(1)	(2)
Gain on pension and other postretirement plan remeasurements	(18)	-
Change in operating assets and liabilities (a)	(44)	(83)
Total cash used by operating activities from continuing operations	(9)	(31)
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(33)	(21)
Proceeds from disposal of property, plant and equipment	4	1
Proceeds from sale of operations	-	1
Net purchase of funds restricted for specific transactions	(2)	(5)
Reimbursements from restricted investments	8	5
Proceeds from sales of securities	-	5
Purchases of securities	-	(5)
Proceeds from the settlement of derivative instruments	1	-
Payments for the settlement of derivative instruments	(2)	(2)
Total cash used by investing activities from continuing operations	(24)	(21)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Repayment of long-term debt	(1)	(2)
Proceeds from (repayment of) short-term debt	(26)	120
Cash dividends paid	(16)	(14)
Stock based compensation employee withholding taxes paid in cash	(7)	(5)
Total cash (used) provided by financing activities from continuing operations	(50)	99
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(83)	47
Cash (used) by discontinued operations
Operating cash flows	(58)	(9)
Investing cash flows	(2)	(3)
Effect of currency exchange rate changes on cash and cash equivalents	(2)	-
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(145)	35
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	294	566
CASH AND CASH EQUIVALENTS - END OF PERIOD	$149	$601

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$77	$62
Intermediates and Solvents	3	4
Unallocated and other	1	4
	$81	$70
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$31	$19
Intermediates and Solvents	1	1
Unallocated and other	1	1
	$33	$21
(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries INFORMATION BY INDUSTRY SEGMENT (In millions - preliminary and unaudited)	Table 4

	Three months ended
	December 31
	2018	2017
SPECIALTY INGREDIENTS
Sales per shipping day	$8.9	$9.0
Metric tons sold (thousands)	72.8	73.0
Gross profit as a percent of sales (a)	27.1%	31.5%
INTERMEDIATES AND SOLVENTS
Sales per shipping day	$0.4	$0.5
Metric tons sold (thousands)	6.8	10.5
Gross profit as a percent of sales (a)	10.0%	18.4%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 5

	Three months ended
	December 31
Adjusted EBITDA - Ashland Global Holdings Inc.	2018	2017
Net loss	$(48)	$(4)
Income tax expense	24	10
Net interest and other financing expense	55	26
Depreciation and amortization (a)	62	64
EBITDA	93	96
Income from discontinued operations (net of taxes)	(23)	(28)
Gain on pension and other postretirement plan remeasurements	(18)	-
Net loss on divestitures key items (see Table 6)	3	-
Operating key items (see Table 6)	45	25
Adjusted EBITDA	$100	$93

Adjusted EBITDA - Specialty Ingredients
Operating income	$26	$42
Add:
Depreciation and amortization (a)	58	60
Operating key items (see Table 6)	28	3
Adjusted EBITDA	$112	$105

Adjusted EBITDA - Intermediates and Solvents
Operating income	$-	$3
Add:
Depreciation and amortization	3	4
Operating key items (see Table 6)	-	-
Adjusted EBITDA	$3	$7

(a)

Depreciation and amortization excludes accelerated depreciation of $19 million and $2 million for Specialty Ingredients for the three months ended December 31, 2018 and 2017, respectively, and $4 million for Unallocated and other for the three months ended December 31, 2017, which are included as key items within this table.

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 6

	Three Months Ended December 31, 2018
	Specialty	Intermediates	Unallocated
	Ingredients	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$(28)	$-	$(17)	$(45)
All other operating income (loss)	54	-	(16)	38
Operating income (loss)	26	-	(33)	(7)

NET INTEREST AND OTHER FINANCING EXPENSE
Key items			30	30
All other net interest and other financing expense			25	25

NET LOSS ON DIVESTITURES
Key items			3	3

OTHER NET PERIODIC BENEFIT INCOME
Key items			18	18

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)			(8)	(8)
Tax specific key items (b)			28	28
All other income tax expense			4	4
			24	24
INCOME (LOSS) FROM CONTINUING OPERATIONS	$26	$-	$(97)	$(71)

	Three Months Ended December 31, 2017
	Specialty	Intermediates	Unallocated
	Ingredients	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$(3)	$-	$(11)	$(14)
Environmental reserve adjustments	-	-	(11)	(11)
All other operating income (loss)	45	3	(18)	30
Operating income (loss)	42	3	(40)	5

NET INTEREST AND OTHER FINANCING EXPENSE			26	26

NET LOSS ON DIVESTITURES			1	1

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)			(7)	(7)
Tax specific key items (b)			16	16
All other income tax expense			1	1
			10	10
INCOME (LOSS) FROM CONTINUING OPERATIONS	$42	$3	$(77)	$(32)

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 8 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries Table 7 RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)

	Three months ended
	December 31
Free cash flows (a)	2018	2017
Total cash flows used by operating activities from continuing operations	$(9)	$(31)
Adjustments:
Additions to property, plant and equipment	(33)	(21)
Free cash flows (a)	$(42)	$(52)

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).

	Three months ended
	December 31
Adjusted operating income (loss)	2018	2017
Operating income (loss) (as reported)	$(7)	$5
Key items, before tax:
Restructuring, separation and other costs	45	14
Environmental reserve adjustments	-	11
Adjusted operating income (non-GAAP)	$38	$30

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 8

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2018	2017
Loss from continuing operations (as reported)	$(71)	$(32)
Key items, before tax:
Restructuring, separation and other costs	45	14
Gain on pension and other postretirement plan remeasurements	(18)	-
Environmental reserve adjustments	-	11
Unrealized loss on securities	30	-
Net loss on divestitures	3	-
Key items, before tax	60	25
Tax effect of key items (a)	(8)	(7)
Key items, after tax	52	18
Tax specific key items:
Deferred tax rate changes	2	(126)
One-time transition tax	22	142
Restructuring and separation activity	1	-
Other tax reform	3	-
Tax specific key items (b)	28	16
Total key items	80	34
Adjusted income from continuing operations (non-GAAP)	$9	$2

	Three months ended
	December 31
	2018	2017
Diluted EPS from continuing operations (as reported)	$(1.14)	$(0.51)
Key items, before tax:
Restructuring, separation and other costs	0.71	0.22
Gain on pension and other postretirement plan remeasurements	(0.29)	-
Environmental reserve adjustments	-	0.19
Unrealized loss on securities	0.47	-
Net loss on divestitures	0.05	-
Key items, before tax	0.94	0.41
Tax effect of key items (a)	(0.11)	(0.11)
Key items, after tax	0.83	0.30
Tax specific key items:
Deferred tax rate changes	0.03	(1.99)
One-time transition tax	0.35	2.23
Restructuring and separation activity	0.02	-
Other tax reform	0.05	-
Tax specific key items (b)	0.45	0.24
Total key items	1.28	0.54
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.14	$0.03
(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Deferred tax rate changes: Includes the impact from the remeasurement of Ashland’s domestic deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act (Tax Act) as well as the impact from rate changes for other jurisdictions.

-	One-time transition tax: Includes the one-time transition tax expense resulting from the enactment of the Tax Act.
-

Restructuring and separation activity:  Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

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Other tax reform:  Includes the impact of other items related to the Tax Act and other tax law. These adjustments include the impact from the deductibility of compensation items and miscellaneous state tax items.